As filed with the Securities and Exchange Commission on November 4, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AZZ Inc.
(Exact name of registrant as specified in its charter)
Texas	75-0948250
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Tara D. Mackey
Chief Legal Officer and Secretary
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(817) 810-0095
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With Copies to:
Jeremy L. Moore
Baker & McKenzie LLP
700 Louisiana Street
Houston, TX 77002
(713) 427-5000
From time to time after this Registration Statement becomes effective
(Approximate Date of Commencement of Proposed Sale to the Public)
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
AZZ Inc.
Up to 240,000 shares of 6.0% Series A Convertible Preferred Stock
Up to 5,508,991 shares of Common Stock issuable upon conversion of 240,000 shares of 6.0% Series A Convertible Preferred Stock
This prospectus relates to the offer and sale from time to time by the selling holders identified in this prospectus ( “Selling Holders”), or their permitted transferees, of (i) up to 240,000 shares of 6.0% Series A Convertible Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”) and (ii) up to 5,508,991 shares of common stock, par value $1.00 per share (“Common Stock”) of AZZ Inc., a Texas corporation (“AZZ” or the “Company”), issuable upon conversion of the 240,000 shares of Series A Preferred Stock, held by the Selling Holders (“Conversion Shares”), pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of May 13, 2022, by and between AZZ and BTO Pegasus Holdings DE L.P. (“Blackstone”).
This prospectus provides a general description of such securities and the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that AZZ and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
AZZ will not receive any proceeds from the sale of shares of Series A Preferred Stock or Common Stock by the Selling Holders pursuant to this prospectus. However, AZZ will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities by the Selling Holders pursuant to this prospectus.
The registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of such securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for additional information.
Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “AZZ”. On November 3, 2022, the closing price of the Common Stock was $39.27 per share.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in AZZ securities.
Investing in AZZ securities involves risks. See the risk factors set forth in the section of this prospectus entitled “Risk Factors” beginning on page 7 and in any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 4, 2022.

i

ABOUT THIS PROSPECTUS
Unless the context indicates otherwise, references to “AZZ,” the “Company,” “we,” “us” and “our” in this prospectus refer to AZZ Inc., a Texas corporation.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings (i) up to an aggregate of 240,000 shares of Series A Preferred Stock and (ii) up to an aggregate of 5,508,991 shares of Common Stock issuable as Conversion Shares from time to time through any means described in “Plan of Distribution.” More specific terms of any securities that the Selling Holders may offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Series A Preferred Shares or the Conversion Shares being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to AZZ and its securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and a copy of the same may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references may not necessarily be complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.azz.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not, and should not be considered, part of, or incorporated by reference into this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
INCORPORATION OF DOCUMENTS BY REFERENCE
This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows AZZ to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
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our Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on April 22, 2022 (File No. 001-12777) (the “Annual Report”);

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our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2022, and May 31, 2022, filed with the SEC on October 11, 2022 and July 11, 2022, respectively (File No. 001-12777);

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our Current Reports on Form 8-K filed with the SEC on October 7, 2022, October 6, 2022, July 12, 2022, June 30, 2022, June 27, 2022, May 16, 2022, and May 9, 2022 (File No. 001-12777);

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our Current Report on Form 8-K/A filed with the SEC on July 29, 2022; and

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our Proxy Statement Pursuant to Section 14(a) of the Exchange Act filed with the SEC on June 1, 2022 (File No. 001-12777).

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the Common Stock made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
One Museum Place, Suite 500
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of that term in Section 27A of the Securities Act, and Section 21E of the Exchange Act, and are made in reliance upon the protections provided by such acts for forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described herein. As a result, any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may turn out to be inaccurate or could cause our actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks described under “Item 1A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 28, 2022 and other filings with the SEC, including:
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changes in customer demand for our products and services, including demand by construction markets, transportation and distribution markets, the industrial markets and the metal coatings markets;

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within each of the markets we serve, our customers and our operations could potentially continue to be adversely impacted by the ongoing coronavirus (“COVID-19”) pandemic, including governmental issued mandates regarding the same in the jurisdictions in which we operate, sell to, or purchase from;

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additional increases in labor costs, components and raw materials including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain delays;

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customer requested delays of our products or services;

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delays in additional acquisition or disposition opportunities;

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currency exchange rates;

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adequacy of financing;

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availability of experienced management and employees to implement AZZ’s growth strategy;

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a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide;

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economic volatility or changes in the political stability in the United States and other foreign markets in which we operate;

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acts of war or terrorism inside the United States or abroad; and

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other changes in economic and financial conditions.

You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY
This summary highlights certain significant aspects of our business and is a summary of information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the information presented under “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “AZZ’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus before making an investment decision.
Our Business
AZZ was established in 1956 and incorporated under the laws of the state of Texas. We are the largest independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets. AZZ’s Metal Coatings segment (AMC) is a leading provider of metal finishing solutions for corrosion protection, including hot-dip galvanizing, spin galvanizing, powder coating, anodizing and plating, to the North American steel fabrication industry. AZZ’s Precoat Metals segment (APM) is a leading provider of aesthetic and corrosion protective coatings to the North American steel and aluminum coil market. Collectively, our coatings segments provide sustainable, unmatched coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.
The Company has two material business segments: (1) metal coatings segment and (2) precoat metals segment.
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Metal Coatings — The Metal Coatings segment provides hot-dip galvanizing, powder coating, anodizing and plating, and other surface coating applications to the steel fabrication and other industries through facilities located throughout the United States and Canada. Hot-dip galvanizing is a metallurgical process in which molten zinc reacts to steel. The zinc alloying provides corrosion protection and extends the life-cycle of fabricated steel for several decades. As of February 28, 2022, we operated 41 galvanizing plants and six surface technologies plants, which are located in various locations throughout the United States and Canada.

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Precoat Metals — AZZ Precoat Metals provides advanced applications of protective and decorative coatings and related value-added services for steel and aluminum coil primarily serving the construction; appliance; heating, ventilation, and air conditioning (HVAC); container; agriculture, architectural, transportation and other end markets. AZZ Precoat Metals operates through 13 facilities located in the United States.

Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in “Risk Factors” included in this prospectus, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.
Corporate Information
AZZ was established in 1956 and incorporated under the laws of the state of Texas. Our principal executive offices are located at One Museum Place, Suite 500, 3100 West 7th Street Fort Worth, Texas, and our telephone number is (817) 810-0095. Our website is https://azz.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not, and should not be considered, part of, or incorporated by reference into this prospectus.

THE OFFERING
We are registering the resale by the Selling Holders or their permitted transferees of (i) up to 240,000 shares of Series A Preferred Stock and (ii) up to 5,508,991 shares of Common Stock issuable upon the conversion of 240,000 shares of Series A Preferred Stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under the heading “Risk Factors.”
Issuer
AZZ Inc.
Shares of Series A Preferred Stock offered for resale by the Selling Holders
Up to 240,000 shares of Series A Preferred Stock.
Shares of Series A Preferred Stock outstanding
240,000 shares of the registrant’s Series A Preferred Stock were issued and outstanding as of October 30, 2022.
Shares of Common Stock offered for resale by the Selling Holders issuable as Conversion Shares
Up to 5,508,991 shares of Common Stock issuable upon the conversion of 240,000 shares of Series A Preferred Stock.
Common Stock outstanding prior to any conversion
24,862,235 shares of the registrant’s Common Stock were issued and outstanding as of October 30, 2022.
Use of Proceeds
AZZ will not receive any proceeds from the sale of shares of Series A Preferred Stock or Common Stock by the Selling Holders pursuant to this prospectus.
NYSE Ticker Symbol
Our Common Stock is listed on the NYSE under the symbol “AZZ”.
Risk Factors
Any investment in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” in this prospectus and as disclosed in our other SEC filings.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed herein under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks under Item 1A of Part I incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of AZZ’s securities could decline, and you could lose all or part of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additionally, the risks and uncertainties incorporated by reference in this prospectus, or any prospectus supplement are not the only risks and uncertainties that AZZ will encounter. Additional risks and uncertainties not presently known to the AZZ management team or that we currently believe to be immaterial may become material and adversely affect our business in the future.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligations to the Selling Holders. All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.
All underwriting discounts, selling commissions and stock transfer taxes (“Selling Expenses”) relating to securities registered on behalf of the Selling Holders shall be borne by the Selling Holders of the registered securities included in such registration. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and any filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING HOLDERS
The Selling Holders are the people or entities, or their permitted transferees, who may sell any or all the Series A Preferred Stock and the Conversion Shares, from time to time.
We have filed the registration statement, of which this prospectus forms a part, registering such shares of Series A Preferred Stock and Common Stock issuable upon the conversion of Series A Preferred Stock in accordance with the registration rights granted to each of the Selling Holders pursuant to our contractual obligations found in the Registration Rights Agreement, which has been filed with the SEC as an exhibit to our Current Report on Form 8-K filed on May 16, 2022. The number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock beneficially owned and offered by the Selling Holders pursuant to this prospectus, may increase or decrease from that set forth in the below table and elsewhere in this prospectus. The percentage of shares of Common Stock beneficially owned before and after the offering is based on (i) 24,862,235 shares of Common Stock outstanding as of October 30, 2022 and (ii) the assumed conversion of the maximum number of Conversion Shares issuable upon conversion of all shares of Series A Preferred Stock outstanding as of October 30, 2022.
Name of Selling Holders	Number of Shares of Series A Preferred Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Beneficially Owned Prior to this Offering (on an As-Converted Basis)(1)	Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to this Offering (on an As-Converted Basis)(1)	Number of Shares of Common Stock that May be Offered Hereby (on an As- Converted Basis)(1)	Number of Shares of Series A Preferred Stock that May be Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Sale of Shares that May be Offered Hereby(2)	Percentage of Outstanding Shares of Common Stock Beneficially Owned after Sale of Shares that May be Offered Hereby(2)
Funds affiliated with Blackstone(3)	240,000	5,508,991	22.16%	5,508,991	240,000	—	—

(1)
Assumes conversion of maximum number of Conversion Shares issuable upon conversion of all shares of Series A Preferred Stock outstanding as of October 30, 2022.

(2)
The Selling Holders have not informed us, and we do not know, when or in what amounts the Selling Holders may offer for sale the shares of Series A Preferred Stock or Conversion Shares pursuant to this offering. For purposes of this table, we have assumed that the Selling Holders will have sold all of the shares of Series A Preferred Stock and the Conversion Shares covered by this prospectus upon the completion of this offering.

(3)
The selling stockholders in this offering are BTO Pegasus Holdings ML Holdco, L.P., BTO Pegasus FD ML Holdco, L.P. and BTO Pegasus ESC ML Holdco, L.P. (collectively, the “Blackstone Entities”). They are offering up to 228,000, 10,000 and 2,000 shares of Series A Preferred Stock, respectively and up to 5,233,542, 229,541, and 45,908 shares of Common Stock, respectively.

The general partner of BTO Pegasus Holdings ML Holdco, L.P. is BTO Pegasus Holdings ML Holdco GP LLC. The sole member of BTO Pegasus Holdings ML Holdco GP LLC is BTO Pegasus Holdings DE L.P. The general partner of BTO Pegasus Holdings DE L.P. is BTO Holdings Manager L.L.C. The managing member of BTO Holdings Manager L.L.C. is Blackstone Tactical Opportunities Associates L.L.C. The sole member of Blackstone Tactical Opportunities Associates L.L.C. is BTOA L.L.C. The managing member of BTOA L.L.C. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C.
The general partner of BTO Pegasus FD ML Holdco, L.P. is BTO Pegasus FD ML Holdco GP LLC. The sole member of BTO Pegasus FD ML Holdco GP LLC is Blackstone Tactical Opportunities Fund — FD L.P. The general partner of Blackstone Tactical Opportunities Fund — FD L.P. is Blackstone Tactical

Opportunities Associates III — NQ L.P. The general partner of Blackstone Tactical Opportunities Associates III — NQ L.P. is BTO DE GP — NQ L.L.C. The sole member of BTO DE GP — NQ L.L.C. is Blackstone Holdings II L.P.
The general partner of BTO Pegasus ESC ML Holdco, L.P. is BTO Pegasus ESC ML Holdco GP LLC. The sole member of BTO Pegasus ESC ML Holdco GP LLC is Blackstone Family Tactical Opportunities Investment Partnership IV ESC L.P. The general partner of Blackstone Family Tactical Opportunities Investment Partnership IV ESC L.P. is BTO — NQ Side-By-Side GP L.L.C. The sole member of BTO — NQ Side-By-Side GP L.L.C. is Blackstone Holdings II L.P.
The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of each of Blackstone Holdings III GP Management L.L.C. and Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.
Material Relationships
Sale of Series A Preferred Stock
On May 13, 2022, the Company entered into a Securities Purchase Agreement with Blackstone, an entity affiliated with Blackstone Tactical Opportunities Advisors L.L.C., pursuant to which the Company agreed to issue and sell $240 million in aggregate principal amount of 6.00% Convertible Subordinated Notes due 2030 (the “Convertible Notes”) to Blackstone. The Convertible Notes were issued concurrently pursuant to the Indenture dated May 13, 2022 between the Company and UMB Bank, as trustee. The proceeds received from the issuance of the Convertible Notes were used by AZZ to fund the acquisition of Sequa Corporation’s Precoat Metals business division (the “Precoat Acquisition”). On August 5, 2022, pursuant to the terms of the Convertible Notes, the Convertible Notes were exchanged for 240,000 shares of the Series A Preferred Stock, $1.00 par value per share.
Registration Rights
In connection with the issuance of the Conversion Shares, we are filing a registration statement of which this prospectus forms a part, to register the resale of (i) 240,000 shares of Series A Preferred Stock and (ii) 5,508,991 shares of Common Stock issuable as Conversion Shares to satisfy AZZ’s obligations under the Registration Rights Agreements. See “Description of Capital Stock — Registration Rights” for additional details regarding the Registration Rights Agreements and other existing registration rights agreements with the holders of the Series A Preferred Stock.
Blackstone Governance Rights
Blackstone is entitled to designate one member of the Company’s board of directors so long as Blackstone holds at least 65% of the shares of Series A Preferred Stock (or shares of the Company’s Common Stock issued upon exchange thereof) issued under the Securities Purchase Agreement. David M. Kaden was designated by Blackstone as its initial appointee to AZZ’s board of directors upon issuance of the Convertible Notes.
Blackstone Voting Agreement
Pursuant to the terms of the Securities Purchase Agreement, for so long as Blackstone is entitled to designate or nominate a director to serve on the Company’s board of directors, Blackstone agreed that at each meeting of the Company’s shareholders it will vote (a) in favor of any Company “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the board of directors or the Compensation Committee of the board of directors (or any successor committee, however denominated), (b) in favor of any Company proposal for ratification of the appointment of the Company’s independent registered public accounting firm, and (c) in favor of the Company’s next equity incentive plan that is approved by AZZ’s board of directors or the Compensation Committee of the board of directors

(or any successor committee, however denominated) so long as such plan is substantially similar to the Company’s existing equity incentive plan.
Blackstone Standstill
Blackstone is subject to a standstill (subject to customary exceptions and an exception for acquisitions of additional securities in an amount up to 5% of the outstanding securities in any 12 month period) which applies until the later of May 13, 2023 or the date in which Blackstone is no longer entitled, or waives its rights, to designate one director to serve on AZZ’s board of directors. Pursuant to the standstill, Blackstone, generally, may not, nor may it cause any of its affiliates to (i) effect, seek, offer or cause any other person to do the same or participate in (A) any acquisition of any equity securities or rights or options to acquire the same, of the Company or (B) any tender or exchange offer, merger or other business combination involving the Company or assets of the Company or its subsidiary that constitute a significant portion of the consolidated assets of the Company; (ii) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (iii) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents; (iv) seek to advise, encourage or influence any person or entity with respect to the voting or disposition of any of the Company’s securities; (v) initiate, encourage or participate, directly or indirectly, in any “vote no,” “withhold” or similar campaign; (vi) otherwise act to seek representation on or to control or influence the management or policies of the Company or to obtain representation on the board of directors (other than as described above in the section titled “Director Appointment”); (vii) publicly submit any shareholder proposal to the Company; or (viii) publicly propose any change of control or other material transaction involving the Company.
Blackstone Transfer Restriction
The Series A Preferred Stock and any Common Stock issuable upon conversion or exercise may not be transferred by Blackstone and its affiliates until May 13, 2023, other than to customary permitted transferees, upon the occurrence of a Fundamental Change Event (as defined in the Securities Purchase Agreement) or in connection with any bona fide margin loan or other financing.
Miscellaneous
Selling Holders are also prohibited from transferring shares of Series A Preferred Stock to any competitor of the Company or activist investors, subject to certain exceptions.
Except as set forth under “— Voting,” there is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

DESCRIPTION OF SECURITIES
The following summary of certain provisions of the Company securities does not purport to be complete and is subject to the Certificate of Formation and the Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Texas Business Organizations Code (“TBOC”), as applicable.
Authorized Capitalization
The total amount of our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $1.00 per share and 240,000 shares of Series A Preferred Stock, par value $1.00 per share. As of October 30, 2022, 24,862,235 shares of the registrant’s Common Stock and 240,000 shares of Series A Preferred Stock were issued and outstanding.
Common Stock
Voting rights.   Each holder of AZZ Common Stock will be entitled to one (1) vote for each share of AZZ Stock held of record by such holder, regardless of class. The holders of shares of AZZ Common Stock will not have cumulative voting rights. Except as otherwise required in the Certificate of Formation or by applicable law, the holders of Common Stock and Series A Preferred Stock will vote together as a single class on all matters on which stockholders are generally entitled to vote.
Dividend rights.   Subject to any other provisions of the Certificate of Formation, as it may be amended from time to time, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration shall be at the discretion of the Board.
Listing.   Currently, our Common Stock is listed on the NYSE under the ticker symbol “AZZ”.
Preferred Stock
AZZ’s board of directors has the authority to issue shares of convertible preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the TBOC. The issuance of Preferred Stock could have the effect of decreasing the trading price of Common Stock, restricting dividends on the capital stock of the AZZ, diluting the voting power of the Common Stock, impairing the liquidation rights of the capital stock of AZZ, or delaying or preventing a change in control of AZZ.
Series A Preferred Stock
Ranking and Liquidation Preference.   The Series A Preferred Stock will rank senior to AZZ’s Common Stock, including with respect to both income and capital, but it will be considered junior to the Company’s indebtedness. The Series A Preferred Stock will have a liquidation preference equal to the greater of (i) the Original Purchase Price (as defined below) plus accrued but unpaid dividends and (ii) the amount that would have been received had the shares of Series A Preferred Stock been converted immediately prior to liquidation (or other event giving rise to the payment).
Dividends.   Holders of Series A Preferred Stock will be entitled to receive dividends at a rate of 6.0% per annum of the then applicable Series A Base Amount (defined as the sum of (i) $1,000 per share of Series A Preferred Stock (the “Original Purchase Price”) plus (ii) all PIK Dividends (as defined below) that have been paid with respect to such share as of such date), payable in cash or, at the Company’s election, in kind by accreting and increasing the then-applicable Series A Base Amount (the “PIK Dividend”), accruing daily and paid quarterly in arrears; provided that, following the calendar quarter ending June 30, 2027, the Company may not elect PIK Dividends and dividends on the Series A Preferred Stock must be paid in cash. The dividend will increase annually beginning with the dividend payable for the calendar quarter ending September 30, 2028 by one percentage point.

Holders of Series A Preferred Stock will participate equally and ratably with the holders of the Company’s Common Stock in any dividends paid on the Company’s Common Stock in excess of the Company’s current $0.17 quarterly dividend when, as and if declared by AZZ’s board of directors as if such shares of Series A Preferred Stock had been converted to shares of Common Stock immediately prior to the record date for the payment of such dividend.
Conversion.   Subject to a minimum conversion threshold of 1,000 shares of Series A Preferred Stock per conversion and customary anti-dilution and dividend adjustments, the Series A Preferred Stock is convertible by the holder at any time into shares of the Company’s Common Stock based on the Series A Base Amount at a price per share of the Company’s Common Stock (the “Conversion Price”) equal to a 25% premium to the volume-weighted average price of the Company’s Common Stock over the trailing 30 trading days prior to the issuance date of the Series A Preferred Stock.
In addition, following the second anniversary of the issuance date of the Series A Preferred Stock, the Company will be entitled to provide holders of Series A Preferred Stock with notice of a mandatory conversion of a portion of the Series A Preferred Stock (which may not exceed 25% of the amount of Series A Preferred Stock issued in any single quarter) at the Conversion Price if the closing price of the Company’s Common Stock exceeds 185% of the Conversion Price for 20 consecutive trading days prior to the date of such notice and if an effective shelf registration statement covering resales of the converted Common Stock is in place.
Fundamental Changes.   If the Company undergoes a change of control, bankruptcy, insolvency, liquidation or de-listing of the Company’s Common Stock (each, a “Fundamental Change Event”), holders of Series A Preferred Stock may elect to (i) receive the as-converted value of the Company’s Common Stock at the then-current Conversion Price, (ii) require the Company to redeem the Series A Preferred Stock in cash for the Redemption Amount (as defined below) or (iii) if a non-cash change of control, retain their shares of Series A Preferred Stock.
Redemption.   The Company will have the right to redeem the Series A Preferred Stock at a price equal to the greater of (i) the Original Purchase Price per share plus accrued but unpaid dividends and (ii) the Original Purchase Price per share multiplied by the Return Factor (such greater amount, the “Redemption Amount”). The “Return Factor” will be equal to 1.4 during the first two years after the issuance date of the Series A Preferred Stock and, in each of the three years thereafter, will increase by 0.15 and, in each year after the first five years after the issuance date, such amount will increase by 0.20, and the “Return Factor” will also be subject to additional increase under certain circumstances. Notwithstanding the foregoing, in each case, holders of Series A Preferred Stock will have the right to convert the Series A Preferred Stock into Common Stock prior to any redemption.
Voting.   Holders of Series A Preferred Stock will be entitled to a number of votes on all matters presented to holders of voting capital stock of the Company equal to the number of shares of the Company’s Common Stock then issuable upon conversion of such holders’ Series A Preferred Stock.
The vote or consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock will be required for certain actions, including:
•
issuances by the Company of equity securities that are senior to, or equal in priority with, the Series A Preferred Stock, including any additional shares of Series A Preferred Stock;

•
incurrence of any additional indebtedness (including refinancings of existing indebtedness) by the Company unless the Company’s ratio of net debt to EBITDA does not exceed 5.5x;

•
refinancings of the Company’s credit agreement, subject to certain exceptions;

•
dividends or distributions upon, or redemptions of, shares of the Company’s Common Stock unless the Company’s ratio of net debt to EBITDA does not exceed 5.5x;

•
any acquisition, investment, sale, disposition or similar transaction (whether of an entity, business, equity interests or assets) that has total consideration (including assumption of liabilities) of at least $250 million (or, when the Company’s market capitalization is $2 billion or greater, has total consideration (including assumption of liabilities) of at least $500 million) (a “Material Transaction”);

•
amendments to the Company’s organizational documents that would have an adverse effect on the holders of Series A Preferred Stock;

•
any affiliate transaction except those on arms’-length terms; and

•
any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting of the Company’s Common Stock.

Miscellaneous.   The holders of Series A Preferred Stock will also have customary information and preemptive rights, and the Series A Preferred Stock will be subject to customary anti-dilution provisions. The Series A Preferred Stock and all shares of Common Stock issuable upon conversion of the Series A Preferred Stock will have customary demand and piggyback registration rights pursuant to the Registration Rights Agreement.
Holders of Series A Preferred Stock will also be prohibited from transferring shares of Series A Preferred Stock to any competitor of the Company or activist investors, subject to certain exceptions.
Except as set forth under “Voting,” as noted above, there is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.
Registration Rights Agreements with the Purchasers
In connection with the issuance of the Convertible Notes, on May 13, 2022, we entered into Registration Rights Agreements with the Selling Holders. We are filing the registration statement of which this prospectus is a part to satisfy our obligations under the Registration Rights Agreement to register the resale of the Series A Preferred Stock and the Conversion Shares.
In addition, pursuant to the Registration Rights Agreement, we will use commercially reasonable efforts to cause the registration statement of which this prospectus is a part or a subsequent registration statement to be continuously effective and usable for so long as any registrable securities remain outstanding.
The Selling Holders also have the right under the Registration Rights Agreement to request, on up to four occasions, one or more underwritten offerings, so long as the anticipated gross proceeds of such underwritten offering is not less than $50 million (unless such holders are proposing to sell all of their remaining registrable securities, in which case no such minimum gross proceeds threshold shall apply), and the holders have the right to request unlimited non-underwritten shelf take-downs.
In addition, we agreed, among other things, to use commercially reasonable efforts to (i) file with the SEC in a timely manner all reports and other documents required under the Exchange Act and (ii) furnish certain information as may be requested by the Purchasers as to our compliance with the reporting requirements of the Exchange Act. The Registration Rights Agreements also contain customary indemnities.
Our obligations under the Registration Rights Agreements will terminate as to a particular Selling Holder when all shares that are registrable under the Registration Rights Agreements are no longer held by such Selling Holder.
Election of Directors and Vacancies
Our Bylaws, as amended, provide that the board of directors will consist of up to 12 members, each serving a one-year term. The number of directors is currently fixed at ten. All of the current members of the board are standing for re-election at the Annual Meeting; Mr. Kaden was appointed to serve pursuant to the Securities Purchase Agreement entered into with Blackstone in connection with the issuance of Convertible Notes to fund in part the Precoat Transaction. Pursuant to the Securities Purchase Agreement, Blackstone has the right to nominate one director to serve on our board of directors.
Our nominating and corporate governance committee has determined that our current board of directors’ composition of ten directors is sufficient from a governance perspective. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein. Our Bylaws require that, in an uncontested election, each director will be elected by a majority of the votes cast. If a nominee in an uncontested election does not receive a majority of the votes cast, he or she is required to promptly tender a resignation to the board of directors that is subject to acceptance or rejection by the board of directors within 90 days from the date of the certification of the election results. In the event an election of directors is contested, the voting standard will be a plurality of votes cast.
The board of directors has nominated the directors noted below, for election each to serve a one-year term expiring at the 2023 Annual Meeting of Shareholders. All of the nominees currently serve as members of the board of directors with a term expiring at this year’s Annual Meeting. Because these elections are uncontested, a nominee for director must receive a majority of the votes properly cast at the meeting in person or by proxy in order to be elected. This means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director, provided that a quorum is present at the meeting.
Each of the director nominees has consented to serve if elected. If for any unforeseen reason a nominee would be unable to serve if elected, the shareholders of AZZ as of the Record Date of the Annual Meeting may exercise their discretion to vote for a substitute nominee selected by the board of directors. However, the board of directors has no reason to anticipate that any of the nominees will not be able to serve, if elected.
The board is responsible for recommending director candidates for election by the Company’s shareholders and for electing directors to fill vacancies or newly created directorships. The board has delegated the screening and evaluation process for director candidates to the nominating and corporate governance committee who identifies, evaluates and recruits highly qualified director candidates and recommends them to the board.
Quorum
The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders except as otherwise provided by law, the Certificate or the Bylaws. Once a quorum is present, the shareholders may continue to transact business properly brought before the meeting until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present at any meeting of shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy may, by majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting under the notice of the meeting as originally provided. For the purposes of determining the presence of a quorum, abstentions and broker non-votes, as defined in the Bylaws, shall be treated as shares present and entitled to vote.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise prescribed by law or by AZZ’s Amended and Restated Certificate of Formation (the “Certificate”) or the Bylaws, special meetings of the shareholders may be called for any purpose by (i) the Chairman of the Board (ii) the President, if no Chairman of the Board has been elected, (iii) the Board, or (iv) the holders of at least fifteen percent of all of the shares entitled to vote at the meetings. Business transacted at any special meetings shall be confined to the purpose or purposes stated in the notice of the meeting. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by personal delivery by mail or other permissible electronic transmissions, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at their address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Delivery of any notice of a shareholder meeting to any officer or manager of a corporation, company or association, or to any member of a partnership or limited liability company, shall constitute delivery of the notice to the corporation, company, association or partnership.

AZZ’s Bylaws also provide that unless otherwise restricted by the Amended and Restated Certificate of Formation or the Bylaws, any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the prospective board committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent shall be placed in the minute book.
Amendment to Certificate of Formation and Bylaws
The Texas Business Organizations Code provides generally that the affirmative vote of two-thirds of the outstanding stock entitled to vote on amendments to a corporation’s certificate of formation or bylaws is required to approve such amendment, unless a corporation’s certificate of formation or bylaws, as the case may be, requires a greater percentage.
Limitations on Liability and Indemnification of Officers and Directors
The Bylaws state that AZZ shall indemnify to the full extent permitted by law any person who is made or threatened to be made a defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of AZZ or of any other company at the request of AZZ or is or was serving at AZZ’s request as an officer, managing partner or in any other position of authority in the operation of a partnership, limited partnership or joint venture in which AZZ has or had a substantial direct or indirect interest (collectively referred to hereinafter as “Indemnified Persons”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Persons in connection with any such action, suit or proceeding. AZZ shall advance, pay and reimburse (as applicable) expenses to Indemnified Persons to the full extent permitted by law. AZZ may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of AZZ, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of Indemnified Persons against any liability asserted against such persons in their capacities as described above, whether or not AZZ would have the power to indemnify such Indemnified Persons against such liability. Furthermore, no amendment to or rescission of this section of the Bylaws shall affect the rights of any of the Indemnified Persons to indemnification or the advancement, payment or circumstance which occurred before such amendment or rescission.
Exclusive Jurisdiction of Certain Actions
Unless the Corporation consents in writing to the selection of an alternative forum, the district courts of the State of Texas in Tarrant County shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of AZZ, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of AZZ to AZZ’s shareholders, (c) any action asserting a claim arising pursuant to the Texas Business Organizations Code or AZZ’s Amended and Restated Certificate of Formation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Texas; provided, however, that, in the event that the district courts of the State of Texas in Tarrant County lack jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Texas in Tarrant County.
Potential Anti-Takeover Effects
SEC rules require disclosure of the possible anti-takeover effects of charter provisions that could have an anti-takeover effect. Although AZZ’s board of directors did not propose the Amended and Restated Certificate of Formation and the authorization of the Series A Preferred Stock with the intent of using the Series A Preferred Stock to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, the Series A Preferred Stock could have an anti-takeover effect. In connection with certain fundamental changes with respect to the Company, including a change of control, holders of Series A Preferred Stock would have the right to (i) receive the as-converted value of the Company’s Common Stock at the then-current Conversion Price, (ii) require the Company to redeem the Series A Preferred Stock in cash for the Redemption Amount or (iii) if a non-cash change of control, retain their shares of Series A Preferred Stock. The potential need to redeem the Series A Preferred Stock at a significant premium could result an anti-takeover effect. In addition, conversion of the Series A Preferred Stock could dilute the stock ownership or voting rights of persons seeking to obtain control of the Company and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.
Additionally, as described above in the above section titled “Voting”, any Material Transaction will require the vote or consent of at least a majority of the outstanding shares of Series A Preferred Stock. Accordingly, if the proposed Amended Certificate and authorization of Series A Preferred Stock is approved, the Series A Preferred Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Common Stock, or the replacement or removal of a member of the board of directors or management.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s Common Stock is Computershare Trust Company, N.A.
SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of AZZ at the time of, or at any time during the three months preceding, a sale and (ii) AZZ is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and AZZ has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of Common Stock or warrants for at least six months but who are affiliates of AZZ at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of AZZ’s Common Stock then outstanding; or

•
the average weekly reported trading volume of AZZ’s Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by AZZ’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information regarding AZZ.

PLAN OF DISTRIBUTION
AZZ is registering the resale by the Selling Holders or their permitted transferees of (i) up to 240,000 shares of Series A Preferred Stock and (ii) up to 5,508,991 shares of Common Stock issuable as Conversion Shares.
The Selling Holders may offer and sell, from time to time, their respective shares of Series A Preferred Stock and Conversion Shares covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:
•
on the NYSE, in the over-the-counter market or on any other national securities exchange on which AZZ’s securities are listed or traded;

•
in privately negotiated transactions;

•
in underwritten transactions;

•
in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•
through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•
in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•
through the distribution of the securities by any Selling Holder to its partners, members or stockholders;

•
in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•
by pledge to secured debts and other obligations;

•
to or through underwriters or agents;

•
“at the market” or through market makers or into an existing market for the securities;

•
any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.
The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis.
The Selling Holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Holders. The Selling Holders may also loan or pledge the securities to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Holders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under any applicable provision of the Securities Act, amending, if necessary, the list of Selling Holders to include the pledgee, transferee or other successors in interest as Selling Holders under this prospectus. The Selling Holders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The Selling Holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. The Selling Holders party to the Registration Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify an underwriter against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Holders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
There can be no assurance that any Selling Holder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus is a part.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Baker & McKenzie LLP, Houston, Texas. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Precoat Metals (A Business of Sequa Corporation) as of December 31, 2021 and 2020, and for the years then ended, appearing in AZZ’s Form 8-K/A of AZZ Inc. dated May 13, 2022, as amended on July 29, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Up to 240,000 shares of 6.0% Series A Convertible Preferred Stock
Up to 5,508,991 shares of Common Stock issuable upon conversion of
240,000 Series A Convertible Preferred Stock
PROSPECTUS
November 4, 2022
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus. AZZ is not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby.
SEC registration fee		$26,448
FINRA filing fee		*
Printing fees and expenses		*
Registrar and transfer agent fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*
Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.
Item 15.
Indemnification of Directors and Officers.

Section 8101 of the TBOC, as amended, authorizes AZZ to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of AZZ directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.
AZZ’s Bylaws state that AZZ shall indemnify to the full extent permitted by law any person who is made or threatened to be made a defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a Director, advisory director or officer of the Company or of any other company at the request of the Company or is or was serving at the Company’s request as an officer, managing partner or in any other position of authority in the operation of a partnership, limited partnership or joint venture in which the Company has or had a substantial direct or indirect interest (collectively referred to hereinafter as “Indemnified Persons”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Persons in connection with any such action, suit or proceeding. The Company shall advance, pay and reimburse (as applicable) expenses to Indemnified Persons to the full extent permitted by law. The Company may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of Indemnified Persons against any liability asserted against such persons in their capacities as described above, whether or not the Company would have the power to indemnify such Indemnified Persons against such liability. No amendment to or rescission to this indemnification article of the Bylaws shall affect the rights of any of the Indemnified Persons to indemnification or the advancement, payment or circumstance which occurred before such amendment or rescission.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.
Exhibits and Financial Statement Schedules.

EXHIBIT INDEX
Exhibit Number	Description
2.1**	Securities Purchase Agreement, dated as of March 7, 2022 by and between Sequa Corporation and AZZ Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 8, 2022).
2.2	First Amendment to Securities Purchase Agreement, dated as of May 6, 2022, by and between Sequa Corporation and AZZ Inc. (incorporated by reference to Exhibit 2.1 the Current Report on Form 8-K filed by the Company on May 9, 2022).
3.1	Amended and Restated Certificate of Formation of AZZ Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on July 14, 2015).
3.2	Amended and Restated Bylaws of AZZ Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed by the Company on October 12, 2021).
4.1	Indenture, dated as of May 13, 2022, by and between AZZ Inc. and UMB Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 16, 2022).
5.1*	Legal Opinion of Baker & McKenzie LLP.
10.1**	Credit Agreement, dated as of May 13, 2022, by and among AZZ Inc., the Guarantors, the Lenders, the L/C Issuers and Citibank, N.A., as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on July 11, 2022).
10.2**	Securities Purchase Agreement, dated as of May 13, 2022, by and between AZZ Inc. and BTO Pegasus Holdings DE L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on May 16, 2022).
10.3**	Registration Rights Agreement, dated as of May 13, 2022, by and between AZZ Inc. and BTO Pegasus Holdings DE L.P. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on May 16, 2022).
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page to this registration statement).
107*	Filing Fee Table.

*
Filed herewith.

**
Some schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules and exhibits so furnished.

Item 17.
Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, AZZ certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, on November 4, 2022.
AZZ INC.
By:
/s/ Tara D. Mackey

Name:
Tara D. Mackey

Title:
Chief Legal Officer and Secretary

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tara D. Mackey, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.
Name	Title	Date
/s/ Thomas E. Ferguson Thomas E. Ferguson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2022
/s/ Philip A. Schlom Philip A. Schlom	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 4, 2022
/s/ Daniel R. Feehan Daniel R. Feehan	Chairman of the Board	November 4, 2022
/s/ Daniel E. Berce Daniel E. Berce	Director	November 4, 2022
/s/ Paul Eisman Paul Eisman	Director	November 4, 2022
/s/ Clive A. Grannum Clive A. Grannum	Director	November 4, 2022
/s/ Carol R. Jackson Carol R. Jackson	Director	November 4, 2022

Name	Title	Date
/s/ David M. Kaden David M. Kaden	Director	November 4, 2022
/s/ Venita McCellon-Allen Venita McCellon-Allen	Director	November 4, 2022
/s/ Ed McGough Ed McGough	Director	November 4, 2022
/s/ Steven R. Purvis Steven R. Purvis	Director	November 4, 2022